UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2013

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 28, 2013, DexCom, Inc. (the “Company”) entered into Amendment Number Two to Non-Exclusive Distribution Agreement (the “Amendment”) with RGH Enterprises, Inc. (“RGH”). Under the Amendment, the Company agreed to extend the scope of its non-exclusive distribution relationship with RGH to enable RGH to distribute the Company’s G4 Platinum continuous glucose monitoring system. The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 22, 2013, the Company received notice from Martin L. Doordan of his decision to not stand for reelection to the Company’s Board of Directors. Mr. Doordan’s term as a Class II director extends through May 30, 2013, the date of the Company’s annual stockholder meeting, and Mr. Doordan will serve the remainder of his term. There were no disagreements between Mr. Doordan and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/S/ JOHN LISTER
John Lister
General Counsel & V.P. of Human Resources

Date: March 28, 2013